CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated June 24, 2003, except for Notes 3, 27 and 28 for which the date is July 14, 2003, relating to the financial statements of Frontline Ltd., which appears in Frontline Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoppers
Hamilton Bermuda
August 2, 2004



02089.0018 #503381